UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2008 (May 2, 2008)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 2, 2008, the Registrant and its operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), entered into a construction loan agreement (the “Construction Loan Agreement”) with a group of lenders for which KeyBanc Capital Markets, Inc. acted as arranger, KeyBank National Association (“KeyBank”) acted as administrative agent, Bank of America, N.A. acted as syndication agent and Manufacturers and Traders Trust Company acted as documentation agent.  See the description of this agreement in Item 2.03 below.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 2, 2008, the Registrant and the Operating Partnership entered into the Construction Loan Agreement with a group of lenders for which KeyBanc Capital Markets, Inc. acted as arranger, KeyBank acted as administrative agent, Bank of America, N.A. acted as syndication agent and Manufacturers and Traders Trust Company acted as documentation agent.

The Construction Loan Agreement provides for an aggregate commitment by the lenders of $225.0 million, with a right for the Operating Partnership to further increase the lenders’ aggregate commitment during the term to a maximum of $325.0 million, subject to certain conditions.  Ownership interests in the properties for which construction costs are being financed through loans under the Construction Loan Agreement (each a “Loan”) are pledged as collateral for the Loan.  Borrowings are generally available for properties included in the Construction Loan Agreement based on 85% of the total budgeted costs of construction of the applicable improvements for such properties as set forth in the properties’ construction budgets, subject to certain other Loan-to-value and debt coverage requirements.  The Construction Loan Agreement matures on May 2, 2011, and may be extended by one year at the Operating Partnership’s option, subject to certain conditions.

The variable interest rate on each Loan is based on one of the following, to be selected by the Operating Partnership: (1) subject to certain conditions, the LIBOR rate for the interest period designated by the Operating Partnership (customarily the 30-day rate) plus 1.6% to 2.0%, as determined by the Registrant’s leverage levels at different points in time; or (2) the greater of (a) the prime rate of the lender then acting as agent or (b) the Federal Funds Rate, as defined in the Construction Loan Agreement, plus 0.50%.  Interest is payable at the end of each interest period (as defined in the Construction Loan Agreement), and principal outstanding under each Loan is payable on the maturity date.  The Construction Loan Agreement also carries a quarterly fee that is based on the unused amount of the commitment multiplied by a per annum rate of 0.125% to 0.20%.

Under the Construction Loan Agreement, the Registrant must comply with customary covenants for construction loan agreements.  All outstanding principal and accrued interest and fees under the Construction Loan Agreement may, at the option of the lender, become immediately due and the Construction Loan Agreement could be terminated upon events of default, including, among other things, noncompliance with financial covenants, failure to make required payments on Loans or other material indebtedness of the Registrant, failure to maintain its status as a real estate investment trust or bankruptcy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2008

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and Chief Financial Officer